UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2020

Montage Resources Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36511	46-4812998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 West John Carpenter Freeway, Suite 300 Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 444-1647

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	MR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On September 28, 2020, Montage Resources Corporation (the “Company”) entered into a letter agreement (the “Letter Agreement”) by and among the Company, as borrower, certain of the Company’s subsidiaries, as guarantors, Bank of Montreal, as administrative agent (the “Administrative Agent”), and each of the lenders that are party thereto, relating to the Third Amended and Restated Credit Agreement, dated as of February 28, 2019, by and among the Company, the Administrative Agent, and each of the lenders that are party thereto (as amended, the “Credit Agreement”).

Pursuant to the Letter Agreement, the lenders that are party thereto, constituting all of the lenders that are party to the Credit Agreement, agreed to, among other things, (i) postpone the scheduled redetermination of the borrowing base under the Credit Agreement from October 1, 2020 until on or about November 15, 2020, (ii) consent to the Company’s sending of a notice of redemption to the holders of the Company’s 8.875% Senior Notes due 2023 (the “Senior Notes”) in accordance with the terms of the Agreement and Plan of Merger, dated as of August 12, 2020, by and between the Company and Southwestern Energy Company (the “Merger Agreement”), and (iii) consent to the redemption of the Senior Notes in full; provided, that such redemption occurs concurrently with the date that the secured obligations under the Credit Agreement are paid in full in cash and the transactions contemplated by the Merger Agreement are consummated. The borrowing base under the Credit Agreement will remain $475 million until otherwise redetermined or adjusted pursuant to the provisions of the Credit Agreement. The Company’s ability to borrow under the Credit Agreement, on and subject to the terms and conditions thereof, is not impacted by the Letter Agreement.

The description of the Letter Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Letter Agreement, dated as of September 28, 2020, by and among Montage Resources Corporation, as borrower, certain of the Company’s subsidiaries, as guarantors, Bank of Montreal, as administrative agent, and each of the lenders that are party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTAGE RESOURCES CORPORATION

Date: October 1, 2020	By:	/s/ Paul M. Johnston
	Name:	Paul M. Johnston
	Title:	Executive Vice President, General Counsel and Corporate Secretary